Exhibit 99.1

Heritage Commerce Corp Reports Financial Results
For the Year Ended December 31, 2004

- Earnings Up 9% Over 2003 Year End -

San Jose, CA - February 3, 2005 - Heritage Commerce Corp (Nasdaq: HTBK), parent company of Heritage Bank of Commerce, today reported consolidated operating results for the year ended December 31, 2004. Consolidated net income was $8,459,000, or $0.71 per diluted share, compared to $7,782,000, or $0.67 per diluted share, for the year ended December 31, 2003, a 9% increase in net income. Consolidated net income and earnings per share represent record highs for the Company. For the three months ended December 31, 2004, the Company earned $2,764,000, or $0.23 per diluted share, an increase of 35% over $2,042,000, or $0.17 per diluted share for the same period in 2003.

The annualized returns on average assets and average equity for the year ended December 31, 2004 were 0.80% and 8.99%, respectively, compared to returns of 0.81% and 9.01%, respectively, for the year ended December 31, 2003. Annualized returns on average assets and average equity for the three months ended December 31, 2004 were 1.00% and 11.20%, respectively, compared with returns of 0.82% and 9.18%, for the three months ended December 31, 2003.

Financial Highlights (fourth quarter 2004 versus fourth quarter 2003):

  Total loans increased 9% to $726.6 million.
  Core deposits, excluding time deposits $100,000 and over, grew 9% to $794 million.
  Net interest income increased 18% to $11.7 million.
  Net interest margin expanded 23 basis points to 4.57%.
  Diluted earnings per share of $0.23 were up 35% from $0.17.
  Return on average assets was 1.00% compared to 0.82%, a 22% increase.

Operating Results

Net interest income increased $4,951,000, or 13%, to $43,044,000 for the year ended December 31, 2004 from $38,093,000 for the year ended December 31, 2003 as a result of the increase in average earning assets and increases in key market interest rates in 2004. Net interest income for the three months ended December 31, 2004 increased $1,798,000, or 18%, to $11,708,000 from $9,910,000 for the three months ended December 31, 2003. The Company's net interest margin was 4.41% for the year ended December 31, 2004, compared with 4.34% for the year ended December 31, 2003. The net interest margin improved to 4.57% in the fourth quarter of 2004 from 4.34% in the fourth quarter of 2003.

For the year ended December 31, 2004, noninterest income was $9,348,000, compared to $10,429,000 for the year ended December 31, 2003. In 2004, gain on sale of Small Business Administration (SBA) loans increased 37% to $3,051,000, and loan-servicing income increased 28% to $2,325,000. The Company has an ongoing program of originating SBA loans and selling the government guaranteed portion in the secondary market, while retaining the servicing of the whole loans. At December 31, 2004, Heritage Bank of Commerce was the third largest SBA lender in Northern California and eighth largest in California, based on dollar volume of loans originated.

Partially offsetting the increased noninterest income from SBA lending in 2004 was a decrease in mortgage brokerage fees of $844,000 resulting from the close of the Company's residential mortgage department in June 2004. In addition to the drop in mortgage brokerage fees in 2004, other income declined $1,174,000 as a result of lease income being reclassified as interest income and principal payments, gain on sales of securities declined by $259,000, the appreciation of company owned life insurance was down $121,000 primarily as the result of a lower interest rate environment in early 2004 compared to 2003 and deposit related activity charges were down $12,000.

For the three months ended December 31, 2004, noninterest income dropped 11% to $2,222,000 from $2,486,000 in the same period of 2003. Gain on sales of loans increased $243,000 and servicing income increased $163,000. Offsetting these increases, mortgage brokerage fees were down $161,000 and other income was off $214,000. There were no securities gains recognized in the fourth quarter of 2004, compared to $203,000 in gains recognized in the fourth quarter of 2003.

Operating expenses were $37,467,000 for the year ended December 31, 2004, compared to $34,340,000 for the year ended December 31, 2003. In the three months ended December 31, 2004, operating expenses totaled $8,965,000 compared to $9,044,000 in the three months ended December 31, 2003. The efficiency ratio was 64.36% in the fourth quarter of 2004 and 71.51% for the year. In 2003, the efficiency ratio was 72.96% in the fourth quarter and 70.77% for the year. For the three months and the year ended December 31, 2004, the Company had $182,000 and $1,283,000, respectively, in severance costs due to the elimination and replacement of certain positions in 2004.

The effective tax rate for the three months and the year ended December 31, 2004 was 20.69% and 27.36%, respectively, compared to 30.83% and 31.02%, respectively, for the three months and the year ended December 31, 2003. The difference in the effective tax rate compared to the statutory tax rate of 42% is primarily the result of the Company's investment in life insurance policies whose earnings are not subject to taxes, tax credits related to investments in low income housing and jobs creation in an enterprise zone and investments in tax-free municipal securities. The difference in the effective tax rate between the three months ended December 31, 2004 and 2003 is primarily attributable to tax credits for job creation in an enterprise zone which were recognized in the fourth quarter of 2004.

Balance Sheet, Capital Management and Credit Quality

At December 31, 2004, total assets had increased 10% to $1.1 billion from $1.0 billion at December 31, 2003. Total deposits grew 10% to $919 million from $835 million in the prior year. More importantly, core deposits, the lowest-cost funding source for the Company, increased 9% to $794 million.

Total loans were $727 million at December 31, 2004, a 9% increase over the year ended December 31, 2003. Real estate mortgage loans, primarily secured by first mortgages on commercial property, were $303 million at December 31, 2004, a 9% increase over the same period in 2003. Commercial loans grew to $300 million at December 31, 2004, a 7% increase over the same period in 2003. At December 31, 2004, real estate mortgage loans and commercial loans represented 42% and 41%, respectively, of total loans, compared to 42% and 42%, respectively, at December 31, 2003. Real estate construction loans at the end of 2004 were $118 million, up 17% from the same period a year ago. Real estate construction loans represented 16% of total loans at December 31, 2004, compared to 15% at December 31, 2003.

Credit quality, as reflected by the level of nonperforming assets, improved at December 31, 2004, with nonperforming assets (NPA) at $2.43 million, or 0.22% of total assets, compared to $2.64 million, or 0.24% of total assets, at September 30, 2004, and $4.58 million, or 0.46% of total assets, at December 31, 2003. The allowance for loan and lease losses at December 31, 2004 was $12.88 million, or 1.77% of total loans, and represents 530% of nonperforming loans. The allowance for loan and lease losses at December 31, 2003 was $13.45 million, or 2.02% of loans, and represented 294% of nonperforming loans. Net charge-offs in the fourth quarter of 2004 were $1,705,000, or 0.93% of average loans, compared to net recoveries of $12,000, or 0.01% of average loans, in the fourth quarter of 2003. In addition, the Company had $281,000 in an allowance for off-balance sheet credit risk at December 31, 2004, which was reclassified from allowance for loan and lease losses to other liabilities.

Subsequent to December 31, 2004, the Company was advised by one of its borrowers in the electronic equipment lease and sale business that it was proposing a major restructure of its debts and obligations, which included a $3.33 million financing lease agreement covering equipment owned by the Company. As a result of this information, the Company charged-off $2.23 million of the financing lease. The Company placed the remaining obligation on nonaccrual and believes that the restructured balance of $1.10 million will be realized from cash flow of the business or liquidation of the equipment. The remaining obligation is an impaired asset and has been partially reserved. The charge-off was included in the quarter ended December 31, 2004.

In June 2004, the Company's Board of Directors approved the repurchase of up to $10 million of its common stock, representing approximately 600,000 shares at current market prices. As of December 31, 2004, the Company had purchased approximately 264,000 shares at an average price of $15.98. Shares were purchased on the open market using available cash.

Shareholders' equity increased 10% to $98.9 million, or $8.48 per share, at December 31, 2004, compared to $89.85 million, or $7.89 per share, a year earlier. Capital ratios continue to be above the well-capitalized guidelines established by regulatory agencies. The Company's leverage ratio at December 31, 2004, was 10.96%, compared to 11.17% at December 31, 2003.

Heritage Commerce Corp, a bank holding company established in February 1998, is the parent company of Heritage Bank of Commerce, established in 1994 and headquartered in San Jose with offices in Los Gatos, Fremont, Danville, Morgan Hill, Gilroy, Mountain View and two offices in Los Altos. Additionally, Heritage Capital Group, the bank's asset based lending division, has offices in San Jose and Los Angeles. Heritage Bank of Commerce is also an SBA Preferred Lender with offices in San Jose, Fresno, Santa Cruz, Elk Grove, Watsonville, Chico, Los Angeles, Irvine and Pittsburg, California.

Forward Looking Statement Disclaimer

This release may contain forward-looking statements that are subject to risks and uncertainties. Such risks and uncertainties may include but are not necessarily limited to fluctuations in interest rates and monetary policy established by the Federal Reserve, inflation, government regulations, general economic conditions, competition within the business areas in which the Company is conducting its operations, including the real estate market in California, the ability to recognize identified cost savings, and other factors beyond the Company's control. Such risks and uncertainties could cause results for subsequent interim periods or for the entire year to differ materially from those indicated. For a discussion of factors which could cause results to differ, please see the Company's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and the Company's press releases. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

                                                               At and For the Three Months Ended:   Percent Change From:              At and For the Year Ended:
                                                        ----------------------------------------   ------------------------    ---------------------------------------
CONSOLIDATED INCOME STATEMENT                           December 31,  September 30, December 31,   September 30,December 31,   December 31,    December 31,    Percent
(in $000's, unaudited)                                      2004          2004          2003          2004         2003            2004            2003        Change
                                                        ------------  ------------  ------------   ----------   -----------    ------------    ------------    -------
Interest Income                                        $     14,385  $     13,633  $     12,219            6%           18%  $      52,692   $      48,096         10%
Interest Expense                                              2,677         2,484         2,309            8%           16%          9,648          10,003         -4%
                                                        ------------  ------------  ------------                               ------------    ------------
    Net Interest Income                                      11,708        11,149         9,910            5%           18%         43,044          38,093         13%
Provision for Loan Losses                                     1,480           600           400          147%          270%          3,280           2,900         13%
                                                        ------------  ------------  ------------                               ------------    ------------
    Net Interest Income after Loan Loss Provision            10,228        10,549         9,510           -3%            8%         39,764          35,193         13%
Noninterest Income:
   Gain on Sale of Loans                                        766           920           523          -17%           46%          3,051           2,228         37%
   Servicing Income                                             643           616           480            4%           34%          2,325           1,819         28%
   Service Charges and Other Fees on Deposit Accounts           414           415           478            0%          -13%          1,798           1,810         -1%
   Appreciation of Company Owned Life Insurance                 232           236           260           -2%          -11%          1,030           1,151        -11%
   Gain on Sale of Securities Available-For-Sale                  0             0           203         N/A           -100%            476             735        -35%
   Mortgage Brokerage Fees                                        0            19           161         -100%         -100%            168           1,012        -83%
   Other                                                        167           157           381            6%          -56%            500           1,674        -70%
                                                        ------------  ------------  ------------                               ------------    ------------
Total Noninterest Income                                      2,222         2,363         2,486           -6%          -11%          9,348          10,429        -10%
Noninterest Expense:
   Salaries & Employee Benefits                               4,277         4,301         4,311           -1%           -1%         18,754          17,975          4%
   Occupancy & Equipment                                      1,112         1,089         1,465            2%          -24%          4,624           5,119        -10%
   Other                                                      3,576         3,499         3,268            2%            9%         14,089          11,246         25%
                                                        ------------  ------------  ------------                               ------------    ------------
Total Noninterest Expense                                     8,965         8,889         9,044            1%           -1%         37,467          34,340          9%
Income Before Taxes                                           3,485         4,023         2,952          -13%           18%         11,645          11,282          3%
Provision for Income Taxes                                      721         1,135           910          -36%          -21%          3,186           3,500         -9%
                                                        ------------  ------------  ------------                               ------------    ------------
Net Income                                             $      2,764  $      2,888  $      2,042           -4%           35%  $       8,459   $       7,782          9%
                                                        ============  ============  ============                               ============    ============

                                                               At and For the Three Months Ended:   Percent Change From:              At and For the Year Ended:
                                                        ----------------------------------------   ------------------------    ---------------------------------------
PER SHARE DATA                                          December 31,  September 30, December 31,   September 30,December 31,   December 31,    December 31,    Percent
(unaudited)                                                 2004          2004          2003          2004         2003            2004            2003        Change
                                                        ------------  ------------  ------------   ----------   -----------    ------------    ------------    -------
Basic Earnings Per Share                               $       0.23  $       0.25  $       0.18           -8%           28%  $        0.73   $        0.69          6%
Diluted Earnings Per Share                             $       0.23  $       0.24  $       0.17           -4%           35%  $        0.71   $        0.67          6%
Weighted Average Basic Shares Outstanding                11,645,202    11,621,963    11,280,892            0%            3%     11,559,155      11,221,232          3%
Weighted Average Diluted Shares Outstanding              12,106,197    11,998,520    11,697,883            1%            3%     11,986,856      11,572,588          4%
Common Shares Outstanding                                11,669,837    11,657,865    11,381,037            0%            3%     11,669,837      11,381,037          3%
Book Value Per Share                                   $       8.48  $       8.29  $       7.89            2%            7%  $        8.48   $        7.89          7%
Tangible Book Value Per Share                          $       8.48  $       8.29  $       7.89            2%            7%  $        8.48   $        7.89          7%

                                                               At and For the Three Months Ended:   Percent Change From:              At and For the Year Ended:
                                                        ----------------------------------------   ------------------------    ---------------------------------------
KEY FINANCIAL RATIOS                                    December 31,  September 30, December 31,   September 30,December 31,   December 31,    December 31,    Percent
(unaudited)                                                 2004          2004          2003          2004         2003            2004            2003        Change
                                                        ------------  ------------  ------------   ----------   -----------    ------------    ------------    -------
Annualized Return on Average Equity                           11.20%        12.19%         9.18%          -8%           22%           8.99%           9.01%         0%
Annualized Return on Average Assets                            1.00%         1.05%         0.82%          -5%           22%           0.80%           0.81%        -2%
Net Interest Margin                                            4.57%         4.42%         4.34%           3%            5%           4.41%           4.34%         2%
Efficiency Ratio                                              64.36%        65.79%        72.96%          -2%          -12%          71.51%          70.77%         1%

                                                               At and For the Three Months Ended:   Percent Change From:              At and For the Year Ended:
                                                        ----------------------------------------   ------------------------    ---------------------------------------
AVERAGE BALANCES                                        December 31,  September 30, December 31,   September 30,December 31,   December 31,    December 31,    Percent
(in $000's, unaudited)                                      2004          2004          2003          2004         2003            2004            2003        Change
                                                        ------------  ------------  ------------   ----------   -----------    ------------    ------------    -------
Average Assets                                         $  1,104,112  $  1,094,330  $    989,646            1%           12%  $   1,061,327   $     958,530         11%
Average Earning Assets                                 $  1,020,308  $  1,003,903  $    905,932            2%           13%  $     975,815   $     878,514         11%
Average Gross Loans & Leases                           $    728,695  $    715,957  $    654,322            2%           11%  $     698,784   $     649,302          8%
Average Deposits                                       $    920,870  $    917,476  $    838,463            0%           10%  $     889,039   $     823,038          8%
Average Demand Deposits - Noninterest Bearing          $    294,109  $    288,096  $    241,679            2%           22%  $     275,192   $     238,467         15%
Average Demand Deposits - Interest Bearing             $    626,761  $    629,380  $    596,784            0%            5%  $     613,847   $     584,571          5%
Average Interest Bearing Liabilities                   $    698,372  $    700,602  $    648,794            0%            8%  $     680,689   $     622,958          9%
Average Equity                                         $     98,196  $     94,275  $     88,278            4%           11%  $      94,131   $      86,361          9%

                                                                       End of Period:                   Percent Change From:
                                                              --------------------------------------   ---------------------------
CONSOLIDATED BALANCE SHEET                                    December 31,  September 30, December 31, September 30, December 31,
(in $000's, unaudited)                                           2004          2004          2003          2004          2003
                                                              ----------    ----------    ----------   ------------  -------------
ASSETS
Cash and Due from Banks                                      $   33,646   $    47,347   $    42,017            -29%           -20%
Fed Funds Sold                                                   24,100         5,800        72,200            316%           -67%
Investment Securities                                           232,809       228,483       153,473              2%            52%
Loans Held For Sale                                              37,178        28,782        30,638             29%            21%
Loans:
   Real Estate-Mortgage                                         303,154       301,249       276,908              1%             9%
   Real Estate-Land and Construction                            118,290       106,303       101,082             11%            17%
   Commercial Loans                                             300,321       314,007       281,561             -4%             7%
   Direct Financing Lease                                         1,232         3,538         3,931            -65%           -69%
   Consumer Loans                                                 2,908         2,051         1,743             42%            67%
                                                              ----------    ----------    ----------
Gross Loans                                                     725,905       727,148       665,225              0%             9%
Deferred Loan Costs                                                 726           467           863             55%           -16%
                                                              ----------    ----------    ----------
    Loans, Net of Deferred Costs                                726,631       727,615       666,088              0%             9%
Allowance for Loan Losses                                       (12,876)      (13,381)      (13,451)            -4%            -4%
                                                              ----------    ----------    ----------
    Net Loans                                                   713,755       714,234       652,637              0%             9%
Premises & Equipment, Net                                         3,183         3,489         4,034             -9%           -21%
Accrued Interest Receivable and Other Assets                     57,555        54,197        48,202              6%            19%
                                                              ----------    ----------    ----------
     Total Assets                                            $1,102,226   $ 1,082,332   $ 1,003,201              2%            10%
                                                              ==========    ==========    ==========
LIABILITIES & SHAREHOLDERS' EQUITY
Liabilities:
  Deposits
    Demand Deposits-Noninterest Bearing                      $  277,451   $   290,845   $   238,423             -5%            16%
    Demand Deposits-Interest Bearing                            120,890       115,911       105,260              4%            15%
    Savings/Money Market                                        357,318       349,004       345,886              2%             3%
    Time Deposits, Under $100                                    38,295        38,170        39,869              0%            -4%
    Time Deposits, $100 and Over                                124,581       108,726       105,972             15%            18%
                                                              ----------    ----------    ----------
Total Deposits                                                  918,535       902,656       835,410              2%            10%
Other Borrowings                                                 47,800        47,800        43,600              0%            10%
Notes Payable To Subsidiary Grantor Trusts                       23,702        23,702        23,702              0%             0%
Accrued Interest Payable and Other Liabilities                   13,268        11,539        10,643             15%            25%
                                                              ----------    ----------    ----------
Total Liabilities                                             1,003,305       985,697       913,355              2%            10%

Shareholders' Equity:
   Common Stock                                                  67,216        66,235        64,791              1%             4%
   Accumlated Other Comprehensive (Loss) Income, Net of Taxes    (1,730)         (271)           79            538%         -2290%
   Retained Earnings                                             33,435        30,671        24,976              9%            34%
                                                              ----------    ----------    ----------
Total Shareholders' Equity                                       98,921        96,635        89,846              2%            10%
                                                              ----------    ----------    ----------
    Total Liabilities & Shareholders' Equity                 $1,102,226   $ 1,082,332   $ 1,003,201              2%            10%
                                                              ==========    ==========    ==========

                                                                       End of Period:                   Percent Change From:
                                                              --------------------------------------   ---------------------------
CREDIT QUALITY DATA                                           December 31,  September 30, December 31, September 30, December 31,
(in $000's, unaudited)                                           2004          2004          2003          2004          2003
                                                              ----------    ----------    ----------   ------------  -------------
Nonaccrual Loans                                             $    2,128   $     1,926   $     3,972             10%           -46%
Over 90 Days Past Due and Still Accruing                            302           711           608            -58%           -50%
                                                              ----------    ----------    ----------
Total Nonperforming Loans                                         2,430         2,637         4,580             -8%           -47%
Other Real Estate Owned                                               0             0             0           N/A            N/A
                                                              ----------    ----------    ----------
    Total Nonperforming Assets                               $    2,430   $     2,637   $     4,580             -8%           -47%
                                                              ==========    ==========    ==========
Net (Recoveries) Charge-offs                                 $    1,705   $       (94)  $       (12)          1914%         14308%
Net (Recoveries) Charge-offs as Percent of Average Loans           0.93%        -0.05%        -0.01%          1960%          9400%
Allowance for Loan Losses to Total Loans                           1.77%         1.84%         2.02%            -4%           -12%
Allowance for Loan Losses to Nonperforming Loans                 529.88%       507.43%       293.69%             4%            80%
Nonperforming Assets to Total Assets                               0.22%         0.24%         0.46%            -8%           -52%
Nonperforming Loans to Total Loans                                 0.33%         0.36%         0.69%            -8%           -52%

                                                                       End of Period:                   Percent Change From:
                                                              --------------------------------------   ---------------------------
OTHER PERIOD-END STATISTICS                                   December 31,  September 30, December 31, September 30, December 31,
(unaudited)                                                      2004          2004          2003          2004          2003
                                                              ----------    ----------    ----------   ------------  -------------
Shareholders Equity / Total Assets                                 8.97%         8.93%         8.96%             0%             0%
Loan to Deposit Ratio                                             79.11%        80.61%        79.73%            -2%            -1%
Noninterest Bearing Deposits / Total Deposits                     30.21%        32.22%        28.54%            -6%             6%
Leverage Ratio                                                    10.96%        10.72%        11.17%             2%            -2%